UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 10, 2011
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters of a Vote of Security Holders
The annual meeting of the shareholders of the Company was held on October 10, 2011, at which:
(1) The following nominees were elected to serve three-year terms on the company’s Board of Directors by the following votes:

	Mary Vermeer Andringa	J. Barry Griswell	Brian C. Walker
For	48,349,625	48,860,896	48,390,720
Withheld	823,904	312,633	782,809
Broker non-votes	4,112,024	4,112,024	4,112,024

The following individuals continued their service as Directors of the company: David Brandon, Douglas D. French, John R. Hoke III, James R. Kackley, Dorothy A. Terrell, David O. Ulrich, and Michael A. Volkema.

(2) The Herman Miller, Inc. 2011 Long-Term Incentive Plan was approved by the following votes:

Approval of the 2011 Long-Term Incentive Plan
For	44,496,292
Against	4,609,566
Abstain	67,671
Broker non-votes	4,112,024

(3) Ernst & Young LLP was approved as the company’s independent auditors for the fiscal year ended June 2, 2012, by the following votes:

Ratification of Independent Auditors
For	52,391,287
Against	777,465
Abstain	116,801
Broker non-votes	—

(4) The compensation paid to the Company's named executive officers was approved on an advisory basis by the following votes:

Approve, On an Advisory Basis, Executive Compensation
For	48,614,541
Against	455,387
Abstain	103,601
Broker non-votes	4,112,024

(5) The one year frequency of a shareholder advisory vote on executive compensation was approved by the following votes.

Frequency of Shareholder Advisory on Executive Compensation
1 Year	38,725,400
2 Years	57,840
3 Years	10,324,323
Abstain	65,966
Broker non-votes	4,112,024

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 11, 2011	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ James E. Christenson James E. Christenson
Senior Vice President, Legal Services and Secretary